Exhibit 10.3

JACOBS ENGINEERING GROUP INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(1999 Stock Incentive Plan)

This Agreement is executed on ________ _____, 20__, by and between JACOBS ENGINEERING GROUP INC., a Delaware corporation (the “Company”), and              (“Participant”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set-forth in the Plan.
1.    Stock Option
(a)    The Company hereby grants to Participant the option (the “Option”) to purchase up to __________ shares of Jacobs Common Stock at a purchase price of $______ per share, to be issued upon the exercise thereof in cumulative annual installments as follows:
(i)    An installment of one-third of the Option shall become exercisable one year following ____________, the date upon which the Option is granted (the “Grant Date”), with additional installments of one-third becoming exercisable on each anniversary of the Grant Date so that the Option is fully exercisable at the end of three (3) years from the Grant Date;
(ii)    No Option may be exercised in whole or in part prior to the one-year anniversary of the Grant Date; and
(iii)    No Option may be exercised in whole or in part after the expiration of ten years from the Grant Date.
(b)    Schedule A to the Plan establishes the effects on an outstanding Option of the Participant’s termination of employment, other changes of employment or employer status, death, Disability, Retirement, or a Change in Control, and is hereby incorporated by reference; provided, however, that, notwithstanding anything in Schedule A to the contrary, in the event of the Participant’s termination of employment that occurs more than one year following the Grant Date due to the Participant’s Retirement or a termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, the vesting of any unvested portion of the Option shall immediately accelerate in full and the Option will remain outstanding and exercisable through the expiration date set forth above. For the avoidance of doubt, any unvested portion of the Option will be immediately forfeited upon the Participant’s termination of employment by the Company for Cause at any time. In addition, notwithstanding the above and the provisions of Schedule A to the Plan, the provisions of Paragraph 3, below, shall apply to the Option.
2.    Exercise of Option
(a)    Each installment of the Option as set forth above may be exercised, in whole or in part, in one or more exercises, during the time periods stated above. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior

Exhibit 10.3

to the time when the Option or exercisable portion thereof, becomes unexercisable under Paragraph 1:
(i)    Notice in writing signed by Participant or another person then entitled to exercise the Option or portion, stating that the Option or portion is being exercised; and
(ii)    Payment of the full purchase price of the Option. The purchase price may be paid in cash or, at the discretion of the Committee, by the delivery or constructive exchange of shares of Jacobs Common Stock, or a combination of cash and such shares having a total value equal to the option exercise price. Any shares so exchanged or assigned shall be valued at their Fair Market Value, as defined in the Plan.
(iii)    If the Option, or any exercisable portion of the Option, is being exercised pursuant to Paragraph 4 hereof by any person or persons other than the Participant, then proof, reasonably satisfactory to the Company, of the authority of such person or persons to exercise the Option or portion.
(b)    In no event may the Option be exercised in such a manner as to require the Company to issue fractional shares.
3.    Effect of Engaging in Detrimental Activity
(a)    For purposes of this Paragraph 3, “Detrimental Activity” means activity that is determined by the Committee, in its sole and absolute discretion, to be detrimental to the interests of the Company or any of its Related Companies, including but not limited to situations where Participant: (1) divulges trade secrets of the Company or any Related Company, proprietary data or other confidential information relating to the Company or any Related Company or to the business of the Company or any Related Company, (2) enters into employment with a competitor of the Company or any Related Company under circumstances suggesting that Participant will be using unique or special knowledge gained as an employee of the Company or any Related Company to compete with the Company or any Related Company, (3) is convicted by a court of competent jurisdiction of any felony or of a crime involving moral turpitude, (4) uses information obtained during the course of his or her employment by the Company or any Related Company for his or her own purposes, such as for the solicitation of business or the employees of the Company or any Related Company, (5) is determined to have engaged (whether or not prior to termination due to Retirement) in either gross misconduct or criminal activity harmful to the Company or any Related Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or any of its subsidiaries or Related Companies.
(b)    If the Participant’s employment is terminated in a manner that results in the Participant retaining an interest in the Option granted hereunder beyond the date of termination, and if an allegation of Detrimental Activity by Participant is made to the Committee, then the Committee may suspend the exercisability of the Option for up to two months from its receipt of such allegation to permit an investigation of the allegation.
(c)    If the Committee, in its sole discretion, determines that the Participant has engaged in Detrimental Activity, then all unexercised Options granted hereunder shall expire forthwith.

Exhibit 10.3

4.    Withholding Taxes
The payment of withholding taxes, if any, due upon the exercise of the Option granted by this Agreement may be satisfied by instructing the Company to withhold from the shares of Jacobs Common Stock that would otherwise be issued and delivered to the Participant upon exercise that number of shares, or a combination of cash and shares so withheld, having a total value equal to the amount of income and withholding taxes due as determined by the Company. Any option shares so withheld shall be valued at their Fair Market Value, as defined in the Plan. Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be issued and delivered to the Participant upon exercise a number of shares having a total value that exceeds the amount of withholding taxes due as determined by the Company at the time of exercise. Participant acknowledges and agrees that the Company may delay any exercise of the options granted hereunder until the Participant has made arrangements satisfactory to the Company to satisfy any tax withholding obligations of the Participant.
5.    Transferability
The rights of the Participant under this Agreement shall not be assignable or transferable except by will or by the laws of descent and distribution. The rights of the Participant under this Agreement shall not be assignable or transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of Participant, the Option shall be exercisable only by Participant or, in the case of his or her Disability, by his personal representative.
After the death of Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 1(b), above, be exercised by the Participant’s personal representative or by any person empowered to do so under court order, by will or the laws of descent and distribution (such personal representative or other person empowered to act under court order is hereinafter referred to as a “Third Party”). The Participant acknowledges and agrees that the Company may delay any exercise of the Option granted hereunder until it has received satisfactory proof of the Third Party’s right to exercise the Option.
6.    No Extensions Beyond Original Expiration Date
Notwithstanding any suspension of an Option pursuant to Paragraph 3, or any delay in the exercise of an Option pursuant to Paragraph 4 or 5, no Option may be exercised after the expiration date set forth in Paragraph 1(a).
7.    Certain Conditions To Issue Of Shares
No shares may be issued upon the exercise of the Option if, in the opinion of counsel for the Company, all then applicable requirements of the Securities and Exchange Commission and any other regulatory agencies having jurisdiction and of any stock exchange upon which the shares of the Company may be listed are not fully met, and, as a condition of Participant’s exercise of the Option, Participant shall take all such action as counsel may advise is necessary for Participant to take to meet such requirements.
8.    Employment

Exhibit 10.3

The rights granted to Participant under this Agreement are conditioned upon the agreement of Participant to continue in the employ of the Company or of a Related Company for a period of at least one year after the date of this Agreement, and Participant hereby so agrees and further agrees to render his services for such period for such reasonable compensation as the Company may determine.
9.    Miscellaneous Provisions
This Agreement is governed in all respects by the Plan, except as provided by the Plan, and applicable law. Except as explicitly set forth herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. Participant shall have no rights as a shareholder with respect to shares covered by this Agreement until the issuance of such shares. The Company shall not be obligated to make any adjustment for dividends or other rights for which the record date is prior to the date the shares are issued under this Agreement. This Agreement shall impose no obligation upon Participant to exercise the Option. Nothing in this Agreement, and neither the grant nor award of an Incentive Award under the Plan constitutes an agreement of employment between the Employee and the Company or a Related Company. The receipt of an Incentive Award does not constitute a right acquired by the recipient to any other form of compensation, or to any future benefit or compensation, or to participate in any other benefit plan or program sponsored by the Company or Related Company, or to receive additional Incentive Awards under the Plan in the future. This Agreement shall impose no obligation on the Company or any Related Company to employ Participant for any period. This Agreement shall be construed, administered and enforced according to the laws of the State of California.
10.    Code Section 409A
It is intended that the Option granted pursuant to this Agreement shall not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Agreement is to be interpreted in a manner consistent with this intention. Notwithstanding any other provision in this Agreement, the Agreement may not be modified in a manner that would cause the Option to become subject to Section 409A of the Code.
11.    Certain Conditions To Issue Of Shares
By signing below, Participant (1) agrees to the terms and conditions of this Agreement, and (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:
Noel G. Watson, Executive Chairman

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